Exhibit 4.3.1

      SUPPLEMENT NO. 1 dated as of February 1, 1997 (the "First Supplement") to the INDENTURE, dated as of October 31, 1996 (the "Original Indenture"), among UNISON HEALTHCARE CORPORATION, a Delaware corporation, as Issuer (the "Company"), the GUARANTORS listed on Schedule 1 thereto and FIRST BANK NATIONAL ASSOCIATION, as Trustee (the "Trustee"). The Original Indenture as supplemented hereby is referred to as the "Indenture" herein.

      The purpose of this First Supplement is to add CEDAR CARE, INC., an Indiana corporation ("Cedar Care"), SHERWOOD HEALTHCARE CORP., an Indiana corporation ("Sherwood") and BRITWILL INDIANA PARTNERSHIP, an Arizona general partnership (the "Partnership") whose partners are Cedar Care, Sherwood and BritWill Investments-I, Inc., a Delaware corporation ("BII") as Guarantors under the Indenture. Each of them has become an indirect subsidiary of the Company.

      1. Revision of Schedule 1. Schedule 1 is hereby amended to add Cedar Care, Sherwood and the Partnership as Guarantors under the Indenture.

      2. Revision of Sections 5.1 and 5.2. Cedar Care, Sherwood and BII are authorized to contribute all of their nursing home assets, leases and subleases to the Partnership and the Partnership is authorized to assume all of their related liabilities, all as permitted by Sections 4.9(a)(ii), 4.11 and 4.12 of the Indenture. Insofar as Sections 5.1 and 5.2 of the Indenture may be deemed ambiguous or inconsistent with the foregoing, such sections are hereby amended to the extent necessary to permit the foregoing transactions. Notwithstanding such contributions, Cedar Care, Sherwood and BII shall not be relieved of their obligations under the Indenture and Senior Notes. The Partnership shall also have all obligations of a Guarantor under the Indenture and the Senior Notes.

      3. Authority. This First Supplement is adopted pursuant to Section 8.1(4) of the Indenture.

      IN WITNESS WHEREOF, the parties have caused this First Supplement to be duly executed, and the Company's corporate seal to be hereunto affixed and attested, all as of the date and year first written above.

                             UNISON HEALTHCARE CORPORATION

                             By: /s/ Jerry M. Walker
                                 -------------------------------
                                 Jerry M. Walker
                                 President
ATTEST:

/s/ Phillip R. Rollins
------------------------------------
Phillip R. Rollins
Executive Vice President
and Chief Operating Officer

                                    CEDAR CARE, INC., an Indiana corporation,
                                    SHERWOOD HEALTHCARE CORP., an Indiana
                                    corporation, BRITWILL INVESTMENTS-I, INC., a
                                    Delaware corporation, separately and as
                                    partners of BRITWILL INDIANA PARTNERSHIP, an Arizona general partnership

                                    By: /s/ Jerry M. Walker
                                        ----------------------------------------
                                         Jerry M. Walker
                                         President for the above subsidiaries of
                                          Unison Healthcare Corporation


                                    FIRST BANK NATIONAL ASSOCIATION,
                                    as Trustee

                                    By: /s/ Richard H. Prokosch
                                        ----------------------------------------
                                         Richard H. Prokosch
                                         Trust Officer


                                       -2-